UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018 (March 30, 2018)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2018, CDS Asset Management, L.C. (“CAM”), an entity wholly owned by Comstock Holding Companies, Inc. (the “Company”), entered into a master asset management agreement (the “Agreement”) with Comstock Development Services LC (“CDS”), an entity wholly owned by Christopher Clemente, the Chief Executive Officer of the Company. Entering into the Agreement is part of the Company’s strategic plan to transform its business model from for-sale homebuilding to commercial development, asset management and real estate services. The Company intends to concurrently wind down its current for-sale homebuilding business.

Pursuant to the Agreement, CDS has engaged CAM to manage and administer the CDS’ commercial real estate portfolio (“CRE Portfolio”) and the day to-day operations of CDS and each property-owning subsidiary of CDS (collectively, the “CDS Entities”). Pursuant to the terms of the Agreement, CAM will provide investment advisory, development and asset management services necessary to build out, stabilize and manage the CRE Portfolio. The CRE Portfolio consists primarily of two of the larger transit-oriented, mixed-use developments located at metro stops on Washington D.C. Metro’s Silver Line (Reston Station and Loudoun Station), which are owned by entities with varying ownership interests but all of which are controlled by Mr. Clemente.

Pursuant to the Agreement, CDS will pay CAM an annual cost-plus fee (the “Annual Fee”) in an aggregate amount equal to the sum of (i) the employment expenses of personnel dedicated to providing services to the CRE Portfolio pursuant to the Agreement, (ii) the costs and expenses of the Company related to maintaining the listing of its shares on a securities exchange and complying with regulatory and reporting obligations as a public company, and (iii) a fixed annual payment of $1,000,000. In connection with the execution of the Agreement, CDS paid CAM a deposit in the aggregate amount of $2,500,000 pursuant to the Agreement that will be credited against the Annual Fee to be paid to CAM in accordance with the Agreement.

The initial term of the Agreement will terminate on December 31, 2022 (“Initial Term”). The Agreement will automatically renew for successive additional one-year terms (each an “Extension Term”) unless CDS delivers written notice of non-renewal of the Agreement at least 180 days prior to the termination date of the Initial Term or any Extension Term. CDS may terminate the Agreement without cause upon 180 days advance written notice to CAM. In the event of such a termination, CDS will pay CAM any accrued Annual Fees due and payable as of the termination date. If a termination by CDS without cause is effective prior to January 1, 2020, CDS will pay CAM an additional termination fee equal to $500,000. CAM may terminate the Agreement without cause upon 180 days advance written notice to CDS, in which event CDS will pay CAM any accrued Annual Fees due and payable as of the termination date.

CDS and CAM will indemnify each other and their affiliates and their respective directors, officers, employees, partners, members, stockholders, other equity holders agents and representatives (each, an “Indemnified Party”) from and against all expenses, losses, damages, liabilities and other claims incurred by any Indemnified Party related to the Agreement, except for those arising from actions constituting bad faith, willful misconduct or gross negligence by an Indemnified Party.

The foregoing description of the material terms of the Agreement is not exhaustive and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending March 31, 2018.

On April 2, 2018, the Company issued a press release announcing the entry into the Agreement, which press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release by Comstock Holding Companies, Inc., dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente,
Chief Executive Officer